UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company [  ]

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2019, Stowe Pharmaceuticals, Inc. (“Stowe”), a subsidiary of Harrow Health, Inc. (the “Company”) entered into a License Agreement (the “TGV License”) with TGV-Health, LLC and TGV-Ophthalnix, LLC (collectively, “TGV”), to acquire intellectual property rights for use in the ophthalmic and otic fields, related to Stowe’s proprietary drug candidate STE-006. The TGV License provides that TGV will cooperate with Stowe in transferring all embodiments of the intellectual property (including know-how) related to the TGV License, assist in obtaining and protecting its patent rights for the acquired intellectual property and that Stowe will use commercially reasonable efforts to research, develop and commercialize products based on the acquired intellectual property. In connection with the TGV License, Stowe is obligated to make royalty payments to TGV equal to a low single digit percentage of net sales received by Stowe in connection with the sale or licensing of any product based on the licensed intellectual property. In addition, Stowe issued 1,750,000 shares of its common stock to TGV and is required to make certain milestone payments to TGV over the development of STE-006 and any related products based on the licensed intellectual property.

The foregoing is only a brief description of the material terms of the TGV License and does not purport to be a complete description of the rights and obligations of the parties thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: August 2, 2019	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer